UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2005

ENVIROKARE TECH INC

(Exact name of registrant as specified in its charter)

Nevada	000-26095	88-0412549

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5850 T.G. Lee Blvd, Suite 535 Orlando, Florida	89120

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 856-8882

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On June 13, 2005, the Registrant issued Option Agreements to purchase a total of 8,830,000 shares of its common stock at a price of $0.965 per share until March 15, 2015. Of these, options to purchase 2,500,000 shares are subject to certain annual revenue and/or pre tax income performance requirements of the Company's Joint Venture with NOVA Chemicals, Inc. operated as LRM Industries, LLC. in future years. Options subject to these performance requirements were awarded to the Company's Chairman and former CEO. The options in general were awarded to a group of directors employees and consultants based upon their contributions to the completion of the Joint Venture (LRM Industries, LLC).

SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	June 15, 2005

Envirokare Tech Inc.

Registrant

By:	/s/ George Kazantzis

George Kazantzis, Acting President